Exhibit 10.7

EXECUTION VERSION

INVESTOR AGREEMENT

By and Between

NEUROCRINE BIOSCIENCES, INC.

AND

VOYAGER THERAPEUTICS, INC.

Dated as of January 28, 2019

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TABLE OF CONTENTS

1.	Definitions		1

2.	Restrictions on Beneficial Ownership		5

3.	Restrictions on Dispositions		6

	3.1	Lock-Up	6
	3.2	Certain Tender Offers	7
	3.3	Sale Limitations	7
	3.4	Offering Lock-Up	7
	3.5	Transactions for Personal Account; Change of Control of the Investor	7

4.	Voting Agreement		7

	4.1	Voting of Securities	7
	4.2	Certain Extraordinary Matters	9
	4.3	Quorum	9

5.	Termination of Certain Rights and Obligations		9

	5.1	Termination of Standstill Term	9
	5.2	Termination of Lock-Up Term	9
	5.3	Termination of Voting Agreement Term	10
	5.4	Termination of Agreement	10
	5.5	Effect of Termination	10

6.	Miscellaneous		10

	6.1	Governing Law; Submission to Jurisdiction	10
	6.2	Waiver	11
	6.3	Notices	11
	6.4	Entire Agreement	11
	6.5	Headings; Nouns and Pronouns; Section References	11
	6.6	Severability	11
	6.7	Assignment	12
	6.8	Parties in Interest	12
	6.9	Counterparts	12
	6.10	Third Party Beneficiaries	12
	6.11	No Strict Construction	12
	6.12	Remedies	12
	6.13	Specific Performance	12
	6.14	No Conflicting Agreements	13
	6.15	Use of Proceeds	13
	6.16	No Publicity	13

Exhibit A – Form of Irrevocable Proxy

Exhibit B – Notices

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INVESTOR AGREEMENT

THIS INVESTOR AGREEMENT (this “Agreement”) is made as of January 28, 2019, by and between Neurocrine Biosciences, Inc. (the “Investor”), a Delaware corporation with its principal place of business at 12780 El Camino Real, San Diego, CA 92130, and Voyager Therapeutics, Inc. (the “Company”), a Delaware corporation, with its principal place of business at 75 Sidney Street, Cambridge, MA 02139.

WHEREAS, the Stock Purchase Agreement, of even date herewith, by and between the Investor and the Company (the “Purchase Agreement”) provides for the issuance and sale by the Company to the Investor, and the purchase by the Investor, of a number of shares (such shares, the “Purchased Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement, the Investor and the Company have agreed upon certain rights and restrictions as set forth herein with respect to the Purchased Shares and other securities of the Company beneficially owned by the Investor and its Affiliates, and it is a condition to the closing under the Purchase Agreement (the “Closing”) that this Agreement be in full force and effect; and

WHEREAS, simultaneously with the execution of the Purchase Agreement and this Agreement, the Company and the Investor entered into the Collaboration Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.  As used in this Agreement, the following terms shall have the following meanings:

(a)“Affiliate” shall mean, with respect to any Person, another Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if such Person (ii) owns, directly or indirectly, beneficially or legally, more than fifty percent (50%) of the outstanding voting securities or capital stock of such other Person, or has other comparable ownership interest with respect to any Person other than a corporation; or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of such other Person.  For the purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.

(b)“Agreement” shall have the meaning set forth in the Preamble to this Agreement, including all Exhibits attached hereto.

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(c)“Beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person, have the meaning set forth in Rule 13d-3 under the Exchange Act (i) assuming the full conversion into, and exercise and exchange for, shares of Common Stock of all Common Stock Equivalents beneficially owned by such Person and (ii) determined without regard for the number of days in which such Person has the right to acquire such beneficial ownership.

(d)“Business Day” shall mean a day on which banking institutions in Boston, Massachusetts, United States and San Diego, California, United States are open for business, excluding any Saturday or Sunday.

(e)“Change of Control” shall mean (i) the acquisition of beneficial ownership, directly or indirectly, by any Third Party of securities or other voting interests of the Company representing a majority or more of the combined voting power of the Company’s then outstanding securities or other voting interests; (ii) any merger, consolidation or business combination involving the Company with a Third Party that results in the holders of beneficial ownership (other than by virtue of obtaining irrevocable proxies) of voting securities or other voting interests of the Company immediately prior to such merger, consolidation or other business combination ceasing to hold beneficial ownership of more than fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, consolidation or business combination; (iii) any sale, lease, exchange, contribution or other transfer to a Third Party (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets; or (iv) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company (provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was recommended or approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of the Company).

(f)“Closing Date” shall have the meaning set forth in the Purchase Agreement.

(g)“Collaboration Agreement” shall mean the Collaboration and License Agreement, of even date herewith, between the Investor and the Company.

(h)“Common Stock” shall have the meaning set forth in the Preamble to this Agreement.

(i)“Common Stock Equivalents” shall mean any options, restricted stock units, warrants or other securities or rights convertible into or exercisable,

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exchangeable or settleable for, whether directly or following conversion into or exercise, exchange or settlement for other options, restricted stock units, warrants or other securities or rights, shares of Common Stock or any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of, or voting or other rights of, the Common Stock.

(j)“Company” shall have the meaning set forth in the Preamble to this Agreement.

(k)“Competitor” shall mean any operating company with a biopharmaceutical business involving the Development and/or Commercialization of any Competitive Product (as such terms are defined in the Collaboration Agreement), or any other Person that directly or indirectly beneficially owns a majority of the voting securities of or voting interests in such a company, or any direct or indirect majority-owned subsidiary of such a company or of such a Person.

(l)“Disposition” or “Dispose of” shall mean any (i) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

(m)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(n)“Existing Pivotal Trial Readout” shall mean the initial public announcement or release by the Company (or an Affiliate authorized by the Company) of topline results from the Existing Pivotal Trial (as such term is defined in the Collaboration Agreement).

(o)“Extraordinary Matter” shall have the meaning set forth in Section 4.2 hereof.

(p)“Governmental Authority” shall mean any multinational, federal, national, state, provincial, local or other entity, office, commission, bureau, agency, political subdivision, instrumentality, branch, department, authority, board, court, arbitral or other tribunal exercising executive, judicial, legislative, police, regulatory, administrative or taxing authority or functions of any nature pertaining to government.

(q)“Investor” shall have the meaning set forth in the Preamble to this Agreement.

(r)“Irrevocable Proxy” shall have the meaning set forth in Section 4.1 hereof.

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(s)“Law” shall mean any law, statute, rule, regulation, order, judgment or ordinance having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

(t)“Lock-Up Agreement” shall have the meaning set forth in Section 3.4 hereof.

(u)“Lock-Up Term” shall mean the period from and after the date of this Agreement until the occurrence of any event set forth in Section 5.2 hereof.

(v)“Modified Clause” shall have the meaning set forth in Section 6.6 hereof.

(w)“Permitted Transferee” shall mean (i) a controlled Affiliate of the Investor that is wholly owned, directly or indirectly, by the Investor, or (ii) a controlling Affiliate of the Investor (or any controlled Affiliate of such controlling Affiliate) that wholly owns, directly or indirectly, the Investor, or the acquiring Person in the case of a Change of Control of the Investor (replacing references to “Company” with “Investor” in the definition of “Change of Control”); it being understood that for purposes of this definition “wholly owned” shall mean an Affiliate in which the Investor owns, or an Affiliate that owns, as applicable, directly or indirectly, at least ninety-nine percent (99%) of the outstanding capital stock of such Affiliate or the Investor, as applicable.

(x)“Permitted Transferee Irrevocable Proxy” shall have the meaning set forth in Section 4.1 hereof.

(y)“Person” shall mean any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, Governmental Authority or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

(z)“Second Pivotal Clinical Trial Readout” shall mean the initial public announcement or release by the Company (or an Affiliate authorized by the Company) of topline results from a Pivotal Clinical Trial of VY-AADC other than the Existing Pivotal Trial (as such terms are defined in the Collaboration Agreement).

(aa)“Purchase Agreement” shall have the meaning set forth in the Preamble to this Agreement, and shall include all Exhibits attached thereto.

(bb)“Purchased Shares” shall have the meaning set forth in the Preamble to this Agreement, and shall be adjusted for (i) any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization and (ii) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Shares.

(cc)“SEC” shall mean the U.S. Securities and Exchange Commission.

(dd)“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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(ee)“Shares of Then-Outstanding Common Stock” shall mean, at any time, the issued and outstanding shares of Common Stock at such time, as well as all capital stock issued and outstanding as a result of any stock split, stock dividend, or reclassification of Common Stock distributable, on a pro rata basis, to all holders of Common Stock.

(ff)“Standstill and Lock-Up Relaxation Date” shall mean the later of (i) the second anniversary of the Closing Date and (ii) the date of the Existing Pivotal Trial Readout.

(gg)“Standstill Parties” shall have the meaning set forth in Section 2.1 hereof.

(hh)“Standstill Period” shall mean the period from and after the date of this Agreement until the occurrence of any event set forth in Section 5.1 hereof.

(ii)“Third Party” shall mean any Person other than the Investor, the Company or any Affiliate of the Investor or the Company.

(jj)“Voting Agreement Term” shall mean the period from and after the date of this Agreement until the occurrence of any event set forth in Section 5.3 hereof.

2.Restrictions on Beneficial Ownership.

2.1For the duration of the Standstill Period, unless the Company or its Affiliates or representatives have specifically invited or approved the Investor to do so in writing, neither the Investor nor any of its Affiliates or representatives acting on behalf of the Investor (collectively, the “Standstill Parties”) will in any manner, directly or indirectly:  (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or knowingly participate in or in any way advise, assist or knowingly encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company, or any rights to acquire any such securities (including derivative securities representing the right to vote or economic benefit of any such securities) or assets; (B) any tender or exchange offer, merger or other business combination involving the Company; (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company; (ii) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of the Company; (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company; (iv) take any action that would reasonably be expected to require the Company to make a public announcement regarding any of the types of matters set forth in clause (i) above; or (v) enter into any discussions or arrangements with any Third Party other than Investor’s advisors with respect to any of the foregoing.  Notwithstanding anything to the contrary contained in this Agreement, Investor and its Affiliates shall not be precluded from owning or acquiring interests in mutual funds or similar entities that own capital stock of the Company, and nothing herein shall prohibit passive investments by pension or employee benefit plans of Investor.

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2.2The Investor also agrees during the Standstill Period not to request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this Section 2 (including this sentence).

2.3Notwithstanding anything to the contrary contained in this Agreement, if, at any time (i) a Third Party enters into an agreement with the Company contemplating the acquisition (by way of merger, tender offer or otherwise) of more than fifty percent (50%) of the then-outstanding Common Stock of the Company, of securities representing more than fifty percent (50%) of the voting power of all then-outstanding securities of the Company or all or substantially all of the consolidated assets of the Company or publicly announces its intention to do so, then the restrictions set forth in Section 2.1 shall terminate and cease to be of any further force or effect or (ii) a Third Party commences, or publicly announces an intention to commence, a tender or exchange offer that, if consummated, would make such third party the beneficial owner (within the meaning of Section 13(d)(1) of the Exchange Act) of at least 50% of the voting power of all then-outstanding securities of the Company, then until the expiration or termination of a tender or exchange offer that has been commenced or until the public announcement of a withdrawal or abandonment of an intention to commence a tender or exchange offer, the restrictions set forth in Section 2.1 shall be suspended and of no force or effect.

2.4Notwithstanding anything to the contrary contained in this Agreement, on and after the Standstill and Lock-Up Relaxation Date, Investor shall not be precluded from making any confidential offers or proposals to the Board of Directors of the Company in a manner reasonably believed not to require the Company to make a public announcement of such offer or proposal.

3.Restrictions on Dispositions.

3.1Lock-Up.  During the Lock-Up Term, without the prior approval of the Company, the Investor shall not, and shall cause its Affiliates not to, Dispose of any of the Purchased Shares; provided, however, that the foregoing shall not prohibit the Investor from (i) transferring the Purchased Shares to a Permitted Transferee or (ii) Disposing of any Purchased Shares to reduce the beneficial ownership of the Standstill Parties to nineteen and ninety-nine hundredths percent (19.99%), or such lesser percentage as advised in good faith and in writing by the Investor’s certified public accountants that would be necessary pursuant to applicable accounting rules and guidelines so as to not require the Investor to include in its financial statements its portion of the Company’s financial results, of the Shares of Then-Outstanding Common Stock; and provided further that, notwithstanding anything in this Section 3.1, the Investor shall not be precluded from the Disposition of Purchased Shares through open market sales effected through one or more “brokers’ transactions” (as such term is used in Rule 144 promulgated under the Securities Act) on or after the Standstill and Lock-Up Relaxation Date in an amount not to exceed one percent (1%) of the Shares of Then-Outstanding Common Stock in any three (3) month period.

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3.2Certain Tender Offers.  Subject to the restrictions set forth in Section 3.3 hereof, this Section 3 shall not prohibit or restrict any Disposition of Shares of Then-Outstanding Common Stock and/or Common Stock Equivalents by the Standstill Parties into (i) a tender offer by a Third Party or (ii) an issuer tender offer by the Company.

3.3Sale Limitations.  Subject to the restrictions set forth in Section 3.1 hereof, the Investor agrees that, except for any transfer of Shares of Then-Outstanding Common Stock and/or Common Stock Equivalents by the Investor to a Permitted Transferee or the Company, it (i) shall not, and shall cause its Affiliates not to, Dispose of any Shares of Then-Outstanding Common Stock and/or Common Stock Equivalents, in a “block trade” private placement transaction, at any time to any Person that such Investor or Affiliate knows (after a reasonable inquiry) is a Competitor of the Company and (ii) shall, and shall cause its Affiliates to, instruct the broker(s) in any such “block trade” not to Dispose Shares to a Competitor (unless the identity of the Person purchasing the Shares is not known to the broker(s) or such Person Disposing of Shares).

3.4Offering Lock-Up.  The Investor shall, if requested by the Company and an underwriter of Common Stock of the Company in connection with any public offering involving an underwriting of Common Stock of the Company, agree not to Dispose of any Shares of Then-Outstanding Common Stock and/or Common Stock Equivalents for a specified period of time immediately following the launch of such offering, such period of time not to exceed ninety (90) days following the pricing of such offering (a “Lock-Up Agreement”), provided that all officers and directors of the Company are subject to the same restrictions, and provided, further, that such agreement shall not restrict the Investor’s ability to Dispose of any Shares of Then-Outstanding Common Stock and/or Common Stock Equivalents in accordance with Section 3.2 hereof.  Any Lock-Up Agreement shall be in writing in a form reasonably satisfactory to the Company and the underwriter(s) in such offering.  The Company may impose stop transfer instructions with respect to the Shares of Then-Outstanding Common Stock and/or Common Stock Equivalents subject to the foregoing restrictions until the end of the specified period of time. Any discretionary waiver or termination of the restrictions of any or all of such Lock-Up Agreements by the Company or the underwriters shall apply pro rata to the Investor based on the number of shares subject to such Lock-Up Agreements, excluding any waivers granted that fall within a customary de minimis exemption set forth in the associated Lock-Up Agreement.

3.5Transactions for Personal Account; Change of Control of the Investor.  For the avoidance of doubt, nothing in this Article 3 will restrict any Disposition of shares of Common Stock (i) held by an executive officer or director of the Investor for his or her personal account or (ii) that may occur (or be deemed to occur) in connection with a Change of Control of the Investor (replacing references to “Company” with “Investor” in the definition of “Change of Control”).

4.Voting Agreement.

4.1Voting of Securities.  During the Voting Agreement Term, other than as permitted by Section 4.2 hereof with respect to Extraordinary Matters, in any vote or action by written consent of the stockholders of the Company (including, without limitation, with respect to the election of directors), the Investor shall, and shall cause any Permitted Transferees to, vote or execute a written consent with respect to the Purchased Shares, in the sole discretion of the

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Investor, in accordance with the recommendation of the Company’s Board of Directors.  In furtherance of this Section 4.1, the Investor hereby irrevocably appoints the Company and any individuals designated by the Company (such designated individuals to be limited to the President and Chief Executive Officer, the Chief Financial Officer the Chief Operating Officer and the Secretary of the Company), and each of them individually, as the attorneys, agents and proxies, with full power of substitution and resubstitution in each of them, for the Investor, and in the name, place and stead of the Investor, to vote (or cause to be voted) in such manner as set forth in this Section 4.1 (but in any case, excluding any matter that is an Extraordinary Matter described in Section 4.2 hereof) with respect to the Purchased Shares to which the Investor is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting (the “Irrevocable Proxy”).  This Irrevocable Proxy is coupled with an interest, shall be irrevocable and binding on any successor-in-interest of the Investor and shall not be terminated by operation of Law upon the occurrence of any event.  This Irrevocable Proxy shall operate to revoke and render void any prior proxy as to voting securities heretofore granted by the Investor which is inconsistent herewith.  Notwithstanding the foregoing, the Irrevocable Proxy shall be effective only if, at any annual or special meeting of the stockholders of the Company and at any adjournments or postponements of any such meetings, the Investor (i) fails to appear or otherwise fails to cause its voting securities of the Company to be counted as present for purposes of calculating a quorum, or (ii) fails to vote such voting securities in accordance with this Section 4.1, in each case at least five (5) Business Days prior to the date of such stockholders’ meeting.  The Irrevocable Proxy shall terminate upon the earlier of the expiration or termination of the Voting Agreement Term.  The Investor shall cause any Permitted Transferee to promptly execute and deliver to the Company an irrevocable proxy, substantially in the form of Exhibit A attached hereto, and irrevocably appoint the Company and any individuals designated by the Company, and each of them individually, with full power of substitution and resubstitution, as the attorneys, agents and proxies to vote (or cause to be voted) such Purchased Shares of the Company as to which such Permitted Transferee is entitled to vote, in such manner as each such attorney, agent and proxy or his substitute shall in its, his or her sole discretion deem appropriate or desirable with respect to the matters set forth in this Section 4.1 (the “Permitted Transferee Irrevocable Proxy”).  The Investor acknowledges, and shall cause any Permitted Transferees to acknowledge, that any such proxy executed and delivered shall be coupled with an interest, shall constitute, among other things, an inducement for the Company to enter into this Agreement, shall be irrevocable and binding on any successor-in-interest of such Permitted Transferee and shall not be terminated by operation of Law upon the occurrence of any event.  Such proxy shall operate to revoke and render void any prior proxy as to any voting securities of the Company heretofore granted by such Permitted Transferee, to the extent it is inconsistent herewith.  The Investor acknowledges and agrees that it shall be a condition to any proposed transfer of voting securities of the Company by the Investor to such Permitted Transferee that such Permitted Transferee execute and deliver to the Company a Permitted Transferee Irrevocable Proxy, and that any purported transfer shall be void and of no force or effect if such Permitted Transferee Irrevocable Proxy is not so executed and delivered at the closing of such transfer.  Such proxy shall terminate upon the earlier of the expiration or termination of the Voting Agreement Term.  The Investor acknowledges and agrees that it shall be a condition to any proposed transfer of voting securities of the Company by the Investor to any Permitted Transferee during the Voting Agreement Term that such Permitted Transferee shall agree in writing to be subject to and bound by all restrictions and obligations set forth in this Section 4.1.

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In the event the Company’s stockholders are permitted to act by written consent, the Company and the Investor shall each negotiate in good faith with the other provisions as consistent as possible with the foregoing to govern the voting of the Investor’s and its Permitted Transferees’ Shares of Then-Outstanding Common Stock as closely as practicable to the foregoing.

4.2Certain Extraordinary Matters.  The Investor and its Permitted Transferees may vote, or execute a written consent with respect to, any or all of the voting securities of the Company as to which they are entitled to vote or execute a written consent, as they may determine in their sole discretion, with respect to the following matters (each such matter being an “Extraordinary Matter”):

(a)any transaction which would result in a Change of Control of the Company; and

(b)any liquidation or dissolution of the Company.

4.3Quorum.  In furtherance of Section 4.1 hereof, the Investor shall be, and shall cause each of its Permitted Transferees to be, present in person or represented by proxy at all meetings of stockholders to the extent necessary so that all voting securities of the Company as to which they are entitled to vote shall be counted as present for the purpose of determining the presence of a quorum at such meeting.

5.Termination of Certain Rights and Obligations.

5.1Termination of Standstill Term.  Section 2 hereof shall terminate and have no further force or effect upon the earliest to occur of:

(a)the expiration or earlier valid termination of the Collaboration Agreement;

(b)the date that is the later of (i) the third anniversary of the Closing Date and (ii) the date of the Second Pivotal Clinical Trial Readout;

(c)a liquidation or dissolution of the Company; and

(d)the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act.

5.2Termination of Lock-Up Term.  Section 3.1 hereof shall terminate and have no further force or effect upon the earliest to occur of:

(a)the date that is the later of (i) the third anniversary of the Closing Date and (ii) the date of the Second Pivotal Clinical Trial Readout;

(b)the beneficial ownership of the Standstill Parties falls below three percent (3%) of the Shares of Then-Outstanding Common Stock;

(c)a Change of Control of the Company;

(d)a liquidation or dissolution of the Company; and

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(e)the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act.

5.3Termination of Voting Agreement Term.  Section 5 hereof shall terminate and have no further force or effect upon the earliest to occur of:

(a)the date that is the later of (i) the third anniversary of the Closing Date and (ii) the date of the Second Pivotal Clinical Trial Readout;

(b)the beneficial ownership of the Standstill Parties falls below three percent (3%) of the Shares of Then-Outstanding Common Stock;

(c)a Change of Control of the Company;

(d)the expiration or earlier valid termination of the Collaboration Agreement; and

(e)a liquidation or dissolution of the Company.

5.4Termination of Agreement.  This Agreement shall terminate and have no further force or effect upon any termination of the Purchase Agreement prior to the Closing pursuant to Section 9.1 thereof.

5.5Effect of Termination.  No termination pursuant to any of Sections 5.1, 5.2, 5.3, or 5.4 hereof shall relieve any of the parties (or the Permitted Transferee, if any) for liability for breach of or default under any of their respective obligations or restrictions under any terminated provision of this Agreement, which breach or default arose out of events or circumstances occurring or existing prior to the date of such termination.

6.Miscellaneous.

6.1Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction.  Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts.  The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 6.3 hereof or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

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6.2Waiver.  Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either party to assert a right hereunder or to insist upon compliance with any term of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.  No waiver by either party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term except to the extent set forth in writing.

6.3Notices.  All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit B attached hereto and shall be (i) delivered personally; (ii) sent by certified mail (return receipt requested), postage prepaid; or (iii) sent via a reputable nationwide overnight express courier service (signature required).  Any such notice, instruction or communication shall be deemed to have been delivered (A) upon receipt if delivered by hand; (B) three (3) Business Days after it is sent by certified mail, return receipt requested, postage prepaid; or (C) one (1) Business Day after it is sent via a reputable nationwide overnight courier service.  Either party may change its address by giving notice to the other party in the manner provided above; provided that notices of a change of address shall be effective only upon receipt thereof.

6.4Entire Agreement.  This Agreement, the Purchase Agreement and the Collaboration Agreement, in each case together with the schedules and exhibits thereto, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties and supersede and terminate all prior agreements and understanding between the parties.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as set forth herein and therein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties unless reduced to writing and signed by the respective authorized officers of the parties.

6.5Headings; Nouns and Pronouns; Section References.  Headings and any table of contents used in this Agreement are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.  References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

6.6Severability.  If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

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6.7Assignment.  Except for an assignment of this Agreement by the Investor to a Permitted Transferee, neither this Agreement nor any rights or duties of a party hereto may be assigned by such party, in whole or in part, without (i) the prior written consent of the Company in the case of any assignment by the Investor; or (ii) the prior written consent of the Investor in the case of an assignment by the Company.

6.8Parties in Interest.  All of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs, administrators and permitted assigns.

6.9Counterparts.  This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies from separate computers or printers.  Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

6.10Third Party Beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto.  No Third Party with the exception of any Affiliate of the Investor shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

6.11No Strict Construction.  This Agreement has been prepared jointly and will not be construed against either party.

6.12Remedies.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law.  No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

6.13Specific Performance.  The Company and the Investor hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor, as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation.  Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

6.14No Conflicting Agreements.  The Investor hereby represents and warrants to the Company that neither it nor any of its Affiliates is, as of the date of this Agreement, a party to, and agrees that neither it nor any of its Affiliates shall, on or after the date of this Agreement,

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enter into any agreement that conflicts with the rights granted to the Company in this Agreement.  The Company hereby represents and warrants to the Investor that it is not, as of the date of this Agreement, a party to, and agrees that it shall not, on or after the date of this Agreement, enter into any agreement or approve any amendment to its charter or by-laws or similar organizational documents of the Company with respect to its securities that conflicts with the rights granted to the Investor in this Agreement which have not expired or been terminated in accordance with the terms hereof.  The Company further represents and warrants that the rights granted to the Investor hereunder do not in any way conflict with the rights granted to any other holder of the Company’s securities under any other agreements.

6.15Use of Proceeds.  The Company shall use the proceeds from the sale of the Purchased Shares for research and development and other working capital purposes and shall not use such proceeds for the redemption of any shares of Common Stock or for the payment of any dividends on shares of Common Stock.

6.16No Publicity.  The parties hereto agree that the provisions of Section 11.3 of the Collaboration Agreement shall be applicable to the parties to this Agreement with respect to any public disclosures regarding the proposed transactions contemplated by the Purchase Agreement and the Collaboration Agreement or regarding the parties hereto or their Affiliates (it being understood that the provisions of Section 11.3 of the Collaboration Agreement shall be read to apply to disclosures of information relating to this Agreement and the transactions contemplated hereby).

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

NEUROCRINE BIOSCIENCES, INC.

By:	/s/ Kevin Gorman
	Name:	Kevin Gorman
	Title:	CEO

VOYAGER THERAPEUTICS, INC.

By:	/s/ G. Andre Turenne
	Name:	G. Andre Turenne
	Title:	President and Chief Executive Officer

[Signature Page to Investor Agreement]

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EXHIBIT A

FORM OF IRREVOCABLE PROXY

To secure the performance of the duties of the undersigned pursuant to Section 4.1 of the Investor Agreement, dated as of January 28, 2019 (the “Agreement”), by and between Neurocrine Biosciences, Inc. and Voyager Therapeutics, Inc. (the “Company”), the undersigned hereby irrevocably appoints the Company and any individual designated by the Company, and each of them individually, as the attorneys, agents and proxies, with full power of substitution and resubstitution in each of them, for the undersigned, and in the name, place and stead of the undersigned, to vote (or cause to be voted) in such manner as set forth in Section 4.1 of the Agreement (but in any case excluding any matter that is an Extraordinary Matter described in Section 4.2) with respect to all Purchased Shares, which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting.  This proxy is coupled with an interest, shall be irrevocable and binding on any successor-in-interest of the undersigned and shall not be terminated by operation of Law upon the occurrence of any event.  This proxy shall operate to revoke and render void any prior proxy as to voting securities heretofore granted by the undersigned which is inconsistent herewith.  Notwithstanding the foregoing, this irrevocable proxy shall be effective only if, at any annual or special meeting of the stockholders of the Company (or any consent in lieu thereof) and at any adjournments or postponements of any such meetings, the undersigned (A) fails to appear or otherwise fails to cause its voting securities of the Company to be counted as present for purposes of calculating a quorum, or (B) fails to vote such voting securities in accordance with Section 4.1 of the Agreement, in each case at least five (5) Business Days prior to the date of such stockholders’ meeting.  This proxy shall terminate upon the earlier of the expiration or termination of the Voting Agreement Term.  Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

NEUROCRINE BIOSCIENCES, INC.

By:
Name:
Title:

A-1

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EXHIBIT B

NOTICES

If to the Investor:

Neurocrine Biosciences, Inc.

12780 El Camino Real

San Diego, CA 92130

Attention: General Counsel

with a copy to:

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

Attention: Jason L. Kent, Esq.

If to the Company:

Voyager Therapeutics, Inc.

75 Sidney Street

Cambridge, MA 02139

Attention: Chief Executive Officer

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, NY 10007

Attention: Brian A. Johnson, Esq.

B-1

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